Exhibit 10.21

NOTE:  Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission.  Such portions have been redacted and are marked with a “[***]” in place of the redacted language.

THIRD AMENDMENT TO

LICENSE AGREEMENT

                This is the Third Amendment to the License Agreement (the “Agreement”) between Sangamo BioSciences, Inc. (“Sangamo”) and Baxter Healthcare Corporation (“Baxter”), dated January 11, 2000.  This Third Amendment shall be effective as of August 14, 2003.

RECITALS

                WHEREAS, the Agreement was assigned by Baxter to Edwards Lifesciences LLC (“Edwards”) pursuant to a Reorganization Agreement between Baxter International Inc. and Edwards Lifesciences Corporation dated March 31, 2000;

                WHEREAS, a First Amendment to the License Agreement (“First Amendment”) was entered into by Sangamo and Edwards effective October 16, 2001; and

WHEREAS, a Second Amendment to the License Agreement (“Second Amendment”) was entered into by Sangamo and Edwards effective November 14, 2002.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

1.             Delete paragraph 4.2.2 from the Second Amendment to the License Agreement and insert the following new paragraph 4.2.2:

                4.2.2  Within thirty (30) days of the first achievement of each of the following research and development milestones, EDWARDS shall pay to SANGAMO the following milestone payments:

                (a)           One million four hundred thousand dollars ($1,400,000) upon delivery to EDWARDS by SANGAMO of data satisfactory to both Parties demonstrating the development of a lead ZFP therapeutic product candidate and supporting pre-clinical data in a therapeutically-relevant angiogenesis animal model;

                (b)           Fifty thousand dollars ($50,000) upon completion and delivery of the items specified in Paragraph 5.1(b) as more specifically set out in the Second Amended Schedule 2 attached hereto, and demonstration of efficacy in a pivotal animal study.  This study is to be defined after the pilot study data analysis and consultation with the FDA;

                (c)           Fifty Thousand Dollars ($50,000) upon completion and delivery of the items specified in Schedule 3 attached hereto;

                (d)           Four Hundred Thousand Dollars ($400,000) upon the completion and delivery to EDWARDS of the research vector constructs (other than the VOP32E clinical construct) developed by SANGAMO, together with the associated cloning designs and vector map reports,***.

2.  Delete Amended Schedule 2 and insert the attached Second Amended Schedule 2.

3.             The Agreement, as amended in the First Amendment, the Second Amendment  and this Third Amendment, together with the Research Funding Agreement between SANGAMO and EDWARDS dated January 11, 2000, as amended in the First Amendment thereto, represent the entire agreement between the parties with respect to its subject matter and supersede all prior agreements and understandings between the parties.

*** Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.

4.             All other terms and conditions shall remain the same.

EDWARDS LIFESCIENCES LLC	SANGAMO BIOSCIENCES, INC.

Name:	Name:

Title:	Title:

Date:	Date:

Second Amended Schedule 2 to License Agreement

(Exhibit B to Research Funding Agreement)

***

*** Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.

Schedule 3 to License Agreement

(Exhibit C to Research Funding Agreement)

***

*** Certain information on this page has been omitted and filed separately with the Commission pursuant to a request for Confidential Treatment.